The Cura Group, Inc.
                      Consolidated Statement of Operations
                                   (Unaudited)

                                          For the Six Months Ended
                                      ------------------------------
                                                 June 30,
                                      ------------------------------
                                          2002              2001
                                      -------------    -------------

Revenue                               $ 177,184,179    $ 104,995,273
                                      -------------    -------------
Cost of Services                        174,459,145      102,249,888
                                      -------------    -------------

Gross Profit                              2,725,034        2,745,385
                                      -------------    -------------

Operating Expenses

         Compensation and Benefits        2,299,710        1,616,414
         General and administrative       3,347,849        1,585,994
expenses

         Depreciation/Amortization           67,278           32,948
                                      -------------    -------------
         Total Operating Expenses         5,714,837        3,235,356
                                      -------------    -------------
Income (loss) from operations            (2,989,803)        (489,971)
                                      -------------    -------------
Other income (expenses)
         Interest expense                   (30,244)          (1,920)
         Interest income                    109,336           39,183
                                      -------------    -------------

Net income (loss)                     $  (2,910,711)   $    (452,708)
                                      =============    =============




                                      F-16